Exhibit 99.1

Allied Nevada Drills 456 Meters Grading 1.58 g/t Gold Equivalent of Higher Grade

Mineralization at the Hycroft Mine

July 12, 2010 – Reno, Nevada – Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-A: ANV) is pleased to provide an update to recent Vortex Zone definition drilling, including highlights from three newly drilled holes at its wholly owned Hycroft mine located near Winnemucca, Nevada.

The Vortex Zone, contiguous with and south of the Brimstone deposit, has been defined by over 70 holes drilled by Allied Nevada to date. The Vortex Zone currently has a strike length of approximately 900 meters, an east-west extent of 800 meters, and a vertical range of 500 meters. A higher grade zone of mineralization within the Vortex Zone has been intersected in 26 holes over a strike length of 600 meters and a vertical range of 350 meters. The thickness of the higher grade zone, which occurs above the East Fault, is as much as 100 meters. The East Fault is the main feeder structure for the mineralization and has a north-south strike, dipping 45 degrees west. The Vortex Zone remains largely open to the north, west and south and at depth.

The following results are typical of Vortex Zone mineralization that the Company has encountered during this drill program. Significant intercepts include:

				GRADE
	FROM	TO	INTERVAL	Au	Ag	AuEq
	meters	meters	meters	g/t	g/t	g/t
H10D-3382	169	625	456	0.75	47	1.58
including	448	603	155	1.42	93	3.04
including	454	524	70	1.47	182	4.66

H10R-3288	376	631	255	0.70	93	2.33
including	389	532	143	1.05	140	3.50
including	497	520	23	0.75	543	10.25

H10D-3840	151	506	355	0.49	37	1.13
including	304	506	202	0.60	56	1.58
including	423	503	80	0.64	88	2.18

“Delineation drilling of the Vortex Zone feeder system continues to encounter better than average grades,” commented Scott Caldwell, President & CEO of Allied Nevada. “Our aggressive drill program to define the boundaries of the Vortex Zone continues to present encouraging results, and management believes this Zone may become a significant part Hycroft’s future.”

Hole 10-3382 intersected 456 meters grading 1.58 g/t AuEq1 ,2 (0.75 g/t Au2 and 47 g/t Ag2) including a 155

[1]	Gold equivalent grades were calculated using a gold price of US$800 and silver price of US$14 for a silver to gold equivalent conversion factor of 57.14 to 1.
[2]	g/t Au = grams per tonne gold; g/t Ag = grams per tonne silver; g/t AuEq = grams per tonne gold equivalent meter interval grading 3.04 g/t AuEq (1.42 g/t Au and 93 g/t Ag) . This intercept includes a zone of higher-grade mineralization (70 meters grading 4.66 g/t AuEq) that is present in the hanging wall of the East Fault. Hole 10-3382 is a 55-meter step-out vertical hole from previously released hole 10-3659 (May 7, 20103 ) which had a comparable long intercept of 450 meters grading 1.56 g/t AuEq4 (0.61 g/t Au and 54 g/t Ag). Both of these holes have intersected long intervals of mineralization that enclose higher grade mineralization above the East Fault.

Hole 10-3288, drilled on the far west boundary of the Vortex Zone, intersected 255 meters grading 2.33 g/t AuEq (0.70 g/t Au and 93 g/t Ag). This hole was collared 358 meters west of hole 10-3659. The intercept includes an interval of higher grade mineralization (143 meters grading 3.5 g/t AuEq) that occurs above the East Fault. The intersection encountered in hole 10-3288 indicates significant potential to further expand the Vortex Zone to the west.

Preliminary assays have been received for hole 10-3840, which intersected 355 meters grading 1.13 g/t AuEq (0.49 g/t Au and 37 g/t Ag). Hole 10-3840 was collared from the same station as hole 10-3382, and drilled at -75 degrees to the east.

Vortex gold and silver mineralization is associated with a volcanic rock hydrothermal breccia and the silver mineralization is primarily contained within the mineral pyrargyrite. Higher grade mineralization of up to 175 meters in length is present at drill depths up to 600 meters. Mineralization remains open along strike to the north, south, west and at depth.

Year to date 155 infill and exploration holes totaling 43,293 meters have been drilled. The Hycroft exploration program for the second half of 2010 will consist of 164 holes totaling 64,000 meters. Allied Nevada expects to expand the drill fleet to eight rigs at Hycroft by mid-July to accomplish this goal. The program continues to infill and expand both the oxides and sulphides and provides material for engineering, slope stability analyses, hydrology and ongoing metallurgical testing. A mid-year resource update is expected to be released in the third quarter of 2010.

Allied Nevada maintains a strict quality control program at all of its projects. Drill samples are picked up on site and validated by Allied Nevada and Scott E. Wilson Consulting, Inc. geologists to be shipped to ALS Chemex’s assaying laboratories in Reno, Nevada. Gold analyses are conducted on 1-assay ton prepped samples with gold determined using industry standard fire assay methods with an atomic absorption finish. Gold over limits are determined using fire assay with a gravimetric finish. Silver is analyzed using ICP-MS with silver over limits determined using aqua-regia digestion with an ICP-AES or AAS finish.

Mr. Scott E. Wilson, AIPG Certified Professional Geologist #10965, is Allied Nevada’s Independent Qualified Person as defined under National Instrument 43-101. He has verified the information and has reviewed and approved the contents of this news release.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation,

[3]	The May 2010 release which included assay results for hole 10-3659 disclosed the significant intercept of 172 meters of mineralization grading 1.1 g/t Au and 125 g/t Ag (3.4 g/t AuEq).
[4]	Gold equivalent grades were calculated using a gold price of US$650 and silver price of US$12 for a silver to gold equivalent conversion factor of 54.1667 to 1.

Ongoing 2010 Hycroft Exploration Campaign	2

statements regarding the results and indications of exploration drilling currently underway at Hycroft; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; resource estimates; estimates of gold and silver grades; our planned exploration program for the second half of 2010, including our plans to expand the drill fleet at Hycroft; expectations for the release of a resource update; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

The technical contents of this news release have been reviewed and verified by Scott Wilson of Scott E. Wilson Mining, an independent consultant for Allied Nevada, who is a Qualified Person as defined by National Instrument 43-101. For further information regarding the quality assurance program and the quality control measures applied, please see the technical report dated April 1, 2010 and filed with SEDAR at www.sedar.com.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com to view a full list of assays received to date for holes drilled in the 2010 program.

Ongoing 2010 Hycroft Exploration Campaign	3